SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 10, 2002 (July 2, 2002)

FOX SPORTS NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-38689	95-4577574

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Santa Monica Boulevard, Los Angeles, CA 90067

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (310) 286-3800

Fox Sports Networks, LLC

(Former name or former address, if changed since last report)

Item 5:    Other Events.

On July 2, 2002, Fox Entertainment Group, Inc. (“FEG”) and Fox Sports Networks, LLC (“Fox Sports Networks”) announced that on August 15, 2002 Fox Sports Networks and Fox Sports Net Finance, Inc. (formerly FLN Finance, Inc.) will each redeem all of the outstanding 9 3/4% Senior Discount Notes due 2007 and all of the outstanding 8 7/8% Senior Notes due 2007. A copy of the press release issued by FEG and Fox Sports Networks announcing the redemption is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

The redemption agent for both the Senior Discount Notes and the Senior Notes is The Bank of New York.

Item 7:    Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Exhibits. The following exhibit is being filed herewith:
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX SPORTS NETWORKS, INC.

By:	/s/ Andrew R. Hubsch
Andrew R. Hubsch
SeniorVice President, Finance and Treasurer
Dated: July 10, 2002

INDEX TO EXHIBITS

99.1	Press Release dated July 2, 2002